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                                                                      Exhibit 11
                                                                      ----------

                                    MEDITRUST

                           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                 (In thousands except per share amounts)
                                                       Quarter ended          Nine months ended
                                                       September 30,            September 30,
                                                       -------------          ------------------
                                                      1996       1995         1996        1995
                                                      ----       ----         ----        ----
Primary
-------
Weighted average shares                              60,809      49,589       58,883      46,492
Dilutive effect of:
   Stock options                                        155                      143         120
                                                    -------    --------     --------    --------
Weighted average number of shares and
   equivalent shares outstanding                     60,964      49,589       59,026      46,612
                                                    =======    ========     ========    ========

Net income before extraordinary item                $40,721    $ 31,702     $116,497    $ 86,814
Extraordinary item: Loss on prepayment of debt                   33,454                   33,454
                                                    -------    --------     --------    --------
Net income (loss)                                   $40,721    $ (1,752)    $116,497    $ 53,360
                                                    =======    ========     ========    ========

Per Share:
Net income before extraordinary item                $  0.67    $   0.64     $   1.97    $   1.86
Extraordinary item                                                 0.68                     0.72
                                                    -------    --------     --------    --------
Net income (loss)(A)                                $  0.67    $  (0.04)    $   1.97    $   1.14
                                                    =======    ========     ========    ========

(A)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Fully Diluted
-------------

Weighted average shares                              60,809      49,589       58,883      46,492
Assumed conversion of debentures                      8,513       8,322        8,593       7,188
Dilutive effect of:
   Stock options                                        158         205          158         205
                                                    -------    --------     --------    --------
Fully diluted weighted average shares
   and equivalent shares outstanding                 69,480      58,116       67,634      53,885
                                                    =======    ========     ========    ========

Net income before extraordinary item                $40,721    $ 31,702     $116,497    $ 86,814
Interest and debt amortization on
   assumed conversion of debentures                   5,950       5,829       17,994      14,820
                                                    -------    --------     --------    --------
Adjusted net income before extraordinary item        46,671      37,531      134,491     101,634
Extraordinary item: Loss on prepayment of debt                   33,454                   33,454
                                                    -------    --------     --------    --------
Adjusted net income for fully diluted calculation   $46,671    $  4,077     $134,491    $ 68,180
                                                    =======    ========     ========    ========

Per Share:
Net income before extraordinary item                $  0.67    $   0.65     $   1.99    $   1.89
Extraordinary item                                                 0.58                     0.62
                                                    -------    --------     --------    --------
Net income (B)                                      $  0.67    $   0.07     $   1.99    $   1.27
                                                    =======    ========     ========    ========

(B)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces anti-dilutive results.

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